Exhibit 5.1

3 April, 2017

Matter No.: 824295

Doc Ref: 103222533

(852) 2842 9595

Felicity.Lee@conyersdill.com

Hutchison China MediTech Limited

22/F, Hutchison House

10 Harcourt Road

Hong Kong

Dear Sirs,

Hutchison China MediTech Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 April, 2017, and the base prospectus included therein (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the proposed public offering by the Company under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of ordinary shares, par value US$1.00 each (“Ordinary Shares”), including Ordinary Shares represented by American depositary shares (“Equity Securities”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.  We have also reviewed copies of (1) the amended and restated memorandum and articles of association of the Company certified by the director of the Company on 30 March, 2017 (“Memorandum and Articles of Association”), (2) a certified copy of the extract of resolutions duly adopted at the meeting of the board of directors of the Company held on 10 March, 2017 (the “Resolutions”), (3) a certificate of good standing dated 30 March, 2017 (the “Certificate Date”) issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 31 March, 2017, and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the continuing accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that the Company will issue the Equity Securities in furtherance of its objects as set out in its memorandum of association; (f) that the Memorandum and Articles of Association will not be amended in any manner that would affect the opinions expressed herein; (g) that there is no provision of the law of any jurisdiction, other than Cayman Islands, which would have any implication in relation to the opinions expressed herein; (h) that the Company will have sufficient authorised share capital to effect the issue of any of the Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Equity Securities; (i) that the form and terms of any and all Equity Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in accordance with the terms thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands, (j) that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Equity Security; (k) none of the Equity Securities has been or will be offered or issued to residents of the Cayman Islands; (l) that all necessary corporate action will be taken to authorise and approve any issuance of Equity Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (m) that the applicable purchase, underwriting, similar agreement, and any other agreement or other document relating to any Equity Security to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law; (n) that the issuance and sale of and payment for the Equity Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

(o) that, upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Equity Securities, and the due execution and delivery thereof by each party thereto; (q) the Company is, and after the allotment (where applicable) and issuance of any Equity Security will be, able to pay its liabilities as they fall due; and (r) that no party is aware of any improper purpose for the issue of the Equity Securities.

The obligations of the Company in connection with any offer, issuance and sale of any Equity Security and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the relevant document if there are other proceedings in respect of such document simultaneously underway against the Company in another jurisdiction.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Equity Securities by the Company as described in the Registration Statement and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                                      The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                                      Upon the due issuance of the Ordinary Shares and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and “Enforcement of Civil Liabilities” and elsewhere in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman